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                                                                   EXHIBIT 10.34

                    [FINOVA FINANCIAL INNOVATORS LETTERHEAD]

MASTER LEASE No. S7430, Dated August 4, 1999

FINOVA Capital Corporation ("we","us" or "FINOVA") agrees to lease to Introgen Therapeutics, Inc. ("you" or "Lessee") and you agree to lease from us, the Equipment described in any schedule to this Lease (a "Schedule"). The Equipment also includes any replacement parts, repairs, additions and accessories that you may add to the Equipment. We may treat any Schedule as a separate lease containing all of the provisions of this Lease.


     1. PURCHASING AND INSTALLING THE EQUIPMENT

     We will purchase the Equipment from you or from the Supplier you chose. The Supplier will deliver the Equipment to you at your expense. You will properly install the Equipment at your expense at the location(s) indicated in the Schedule.

     2. TERM

     The Term of each Schedule begins on the date payment is made by Lessor to Supplier or Lessee for the Equipment on such Schedule, or later date that you and we agree to in writing on the Certificate of Inspection and Acceptance.

     o The Term continues until you fully perform all of your obligations under this Lease and the Schedule.

     o If the Equipment is not delivered, installed and accepted by you by the date indicated in the Schedule, we may terminate this Lease and the Schedule as to the Equipment that was not delivered, installed and accepted by giving you 10 days written notice of termination. Any advance rental payments you may have paid us is nonrefundable, even if the Term never starts or if we rightfully terminate this Lease or the Schedule.

     o Before we make any progress payment or final payment for the Equipment on any Schedule, we require the following:

     o That no payment is past due to us under any lease, loan or other financial arrangement that you or any other guarantor have with us.

     o   That you are complying with all the terms of this Lease.

     o That we have received all the documents we requested, including the signed Schedule and Delivery and Acceptance Certificate.

     o That there has been no material adverse change in your financial condition, business, operations or prospects, or that of any guarantor, from the condition that you disclosed to us in your application for credit.

     3.  RENT

     o The rent is indicated on the Schedule. The rent is payable periodically in advance from time to time (for example, monthly). You agree that you owe us the total of all these rent payments over the Term of the Schedule.

     o The first rent payment is due at the beginning of the Term or at a later date that we agree to in writing. Subsequent rent payments are due on the same day of each successive period until you pay us in full all of the rent and any other charges or expenses you owe us.


     o If the first rent payment is due later than the beginning of the Term, you will also pay us interim rent on the first rent payment date. The interim rent will be for the period from the beginning of the Term until the date that the first rent payment is due. Interim rent will be calculated at the same rate as the regular rent
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         payment, but on a daily basis for the number of days for which interim rent is due.

     o YOUR OBLIGATION TO PAY US ALL RENT IS ABSOLUTE AND UNCONDITIONAL. YOU ARE NOT EXCUSED FROM PAYING THE RENT, IN FULL, FOR ANY REASON. YOU AGREE THAT YOU HAVE NO DEFENSE FOR FAILURE TO PAY THE RENT AND YOU WILL NOT MAKE ANY COUNTERCLAIMS OR SETOFFS TO AVOID PAYING THE RENT.

     4. NON-CANCELABLE LEASE. YOU AGREE THAT YOU MAY NOT CANCEL OR TERMINATE THIS LEASE OR ANY SCHEDULE.

     5.  PROTECTION OF OUR INTEREST IN THE EQUIPMENT; FEES.

     o The Equipment is our property. It will remain our property. You will not own the Equipment unless the Schedule gives you an option to purchase the Equipment and you have exercised that option and paid us in full for the Equipment and any other amounts you may owe us. If we request, you will put labels stating "PROPERTY OF FINOVA" on the Equipment where they are clearly visible.

     o You give us permission to add to this Lease or any Schedule the serial numbers and other information about the Equipment.

     o While this Lease is intended to be a lease (and not a loan), you grant us a security interest in the Equipment to protect our interest in the Equipment if this Lease is later determined to be a security agreement. You give us permission to file this Lease or a Uniform Commercial Code financing statement, at your expense, in order to perfect this security interest. You also give us permission to sign your name on the Uniform Commercial Code financing statements where this is permitted by law.

     o You will pay our reasonable cost to do searches for other filings or judgments against you or your affiliates. You will also pay any ordinary filing, recording or stamp fees or taxes resulting from filing this Lease or a Uniform Commercial Code financing statement. You will also pay our reasonable fees from time to time that we pay to third parties for documentation, administration and Termination of this Lease.

     o At your expense, you will defend our ownership rights in the Equipment against, and keep the Equipment free of, any legal process, liens, security interests, attachments, levies and executions. You will give us immediate written notice of any legal process, liens, attachments, levies or executions, and you will indemnify us against any loss that results to us from these causes.

     o You will notify us at least 15 days before you change the address of your principal executive office.

     o You will promptly sign and return additional documents that we may reasonably request in order to protect our interest in the Equipment.

     o The Equipment is personal property and will remain personal property. You will not incorporate it into real estate and will not do anything that will cause the Equipment to become part of real estate or a fixture.

     6.  CARE, USE, LOCATION AND ALTERATION OF THE EQUIPMENT.

     o You will make sure that the Equipment is maintained in good operating condition, and that it is serviced, repaired and overhauled when this is necessary to keep the Equipment in good operating condition. All maintenance must be done according to the Supplier's or Manufacturer's requirements or recommendations. All maintenance must also comply with any legal or regulatory requirements.

     o You will maintain service logs for the Equipment and permit us to inspect the Equipment, the service logs and service reports. You give us permission to make copies of the service logs and service reports.

     o We will give you five business days prior notice if we, or our agent, want to inspect the Equipment or the service logs or service reports. We may inspect it during regular business hours. You will pay our reasonable travel including airline travel at coach class rates only, meals and


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     lodging costs to inspect the Equipment, but only for one inspection per year. If we find during an inspection that you are not complying with this Lease, you will pay our reasonable travel including airline travel at coach class rates only, meals and lodging costs, our salary costs, and the costs and fees of our agents for reinspection. You will promptly cure any problems with the Equipment that are discovered during our inspection.

o You will use the Equipment only for business purposes. You will obey all legal and regulatory requirements in your use of the Equipment.

o You will make all additions, modifications and improvements to the Equipment that are required by law or governmental regulation. Otherwise, you will not alter the Equipment without our written permission. You will replace all worn, lost, stolen or destroyed parts of the Equipment with replacement parts that are as good or better than the original parts. The new parts will become our property upon replacement.

o You will not remove the Equipment from the location indicated in the Schedule without our written permission.

7. RETURN OF EQUIPMENT. UNLESS OTHERWISE STATED IN THE SCHEDULE:

o You must give us written notice at least 120 days before the end of the Term if you want to purchase the equipment from us (assuming the Schedule provides you with an option to purchase the Equipment).

o You must give us written notice at least 120 days before the end of the Term if you want to return the Equipment to us.

o If you do not give us written notice of at least 120 days before the end of the Term either that you want to purchase or that you want to return the Equipment, you will continue to rent the Equipment and this Lease and the Schedule will be automatically extended until 120 days after we receive your notice. The rent will be the fair market rental value of this Equipment, as reasonably determined by us. Unless we notify you otherwise, the fair market rental value will not exceed the rent then being charged under this Lease and the Schedule.

o If you do give us 120 days written notice that you want to purchase the Equipment but you do not pay us the purchase price, you will continue to rent the Equipment. The rent will be the fair market rental value of the Equipment, as reasonably determined by us. You will continue to pay us this rent until you have paid the purchase price for the Equipment. The rent payments will not be credited to the purchase price.

o If you do give us 120 days written notice that you want to return the Equipment to us, but you do not return the Equipment in compliance with the return conditions contained in the next paragraph, you will continue to rent the Equipment. The rent will be the fair market rental value of the Equipment, as reasonably determined by us. You will continue to pay us this rent until you have returned the Equipment to us in compliance with these return conditions.

o Return conditions: - You will return the Equipment, freight and insurance prepaid by you, to us at a location we request in the United States of America. It will be returned in good operating condition, as required by section 6 above. The Equipment will not be subject to any liens when it is returned.

     * You will pack or crate the Equipment for shipping in the original containers, or comparable ones. You will do this carefully and follow all recommendations of the Supplier and the Manufacturer as to packing or crating.

     * You will also return to us the plans, specifications, operating manuals, software documentation, discs, warranties and other documents furnished by the Manufacturer or Supplier. You will also return to us all service logs and service reports, as well as all written materials that you may have concerning the maintenance and operation of the Equipment.

     * At our request, you will provide us with up to 60 days free storage of the Equipment at your location, and will let us (or our agent) have access to the Equipment in order to inspect it and sell it.



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         *        You will pay us what it costs us to repair the Equipment if you do not return it in the required condition.

8.   RISK OF LOSS

o You have the complete risk of loss or damage to the Equipment. Loss or damage to the Equipment will not relieve you of your obligation to pay rent.

o If any Equipment is lost or damaged, you have two choices (although if you are in default under this Lease, we and not you will have the two options). The choices are:

(1) Repair or replace the damaged or lost Equipment so that, once again, we own Equipment in good operating condition and have clear title to it.

(2) Pay us the present value (as of the date of payment) of the remaining rent payments and our residual interest in the Equipment. We will calculate the present value using a discount rate of five (5%) percent per year. Once you have paid us this amount and any other amount that you may owe us, you (or your insurer) may keep the Equipment for salvage purposes, on an "AS IS, WHERE IS" basis.

9.   INSURANCE

o Until you have properly returned the Equipment to us, you will keep it insured. The amount of the insurance, the coverage, and the insurance company must be acceptable to us all of which we will determine in a reasonable manner.

o If you do not provide us with written evidence of insurance that is acceptable to us, we may buy the insurance ourselves, at your expense. You will promptly pay us the cost of this insurance. We have no obligation to purchase any insurance. Any insurance that we purchase will be our insurance, and not yours, and may insure the Equipment beyond the end of the Term.

o Insurance proceeds may be used to repair or replace damaged or lost Equipment or to pay us the present value of the rent and our residual interest in the Equipment. (See section 8, "Risk of Loss", above.)

o In the event of default as provided in Section 12, you appoint us as your "attorney-in-fact" to make claims under the insurance policies, to receive payments under the insurance policies, and to endorse your name on all documents, checks or drafts relating to insurance claims for Equipment.

10.  TAXES

o You will pay all sales, use, excise, stamp, documentary and ad valorum taxes, license and registration fees, assessments, fines, penalties and similar charges imposed on the ownership, possession, use or lease of the Equipment.

o You will pay all taxes (other than our federal or state net income or Texas franchise taxes) imposed on you or on us or the rent payments.

o        You will reimburse us for any of these taxes that we pay or advance.

Unless we notify you otherwise and FINOVA is notified by the taxing jurisdiction that property needs to be reported, we will timely file and pay for any personal property taxes on the Equipment. You will reimburse us for the full amount of these taxes, without regard to early payment discount by no later than the due date of actual taxes (January 31). We may estimate the amount of these taxes in advance and bill you in advance for these taxes if it is not likely that the actual will be paid prior to the contract termination.

11.  INDEMNITY

o You will indemnify us, defend us and hold us harmless unless we are negligent. This applies to any and all claims, expenses and attorney's fees concerning or arising from the Equipment, this Lease, or any Schedule. It includes any claims concerning the manufacture, selection, delivery, possession, use, operation or return of the Equipment.

o This obligation of yours to indemnify us continues even after the Term is over.

12.  DEFAULT

You are in default if any of the following happens:



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o    You do not pay us, when it is due, any rent payment or other payment that you owe us under this Lease, any Schedule, or any other lease, loan or other financial arrangement that you have with us.

o Any of the financial information that you give us is materially not true or materially incomplete, or you fail to tell us anything that would make the financial information materially misleading.

o You do something you are not permitted to do, or you fail to do anything that is required of you, under this Lease, any Schedule or any other lease, loan or other financial arrangement that you have with us which is not cured within 30 days.

o An event of default occurs for any other lease, loan or obligation of yours (or any guarantor) that exceeds $50,000.

o You or any guarantor file bankruptcy, or involuntary bankruptcy is filed against you or any guarantor and is not dismissed within 60 days.

o You or any guarantor are subject to any other insolvency proceeding other than bankruptcy (for example, a receivership action or an assignment for benefit of creditors) and such proceeding that is involuntary is not dismissed within 60 days.

o Without our permission, you or any guarantor sell all or a substantial part of its assets, merge or consolidate, or a majority of your voting stock or interests (or any guarantor's voting stock or interests) is transferred except for the sale of newly issued securities to investors or the sale of newly issued or existing securities to Rhone-Poulenc Rorer
     Pharmaceuticals, Inc. or its affiliates.

o There is a material adverse change in your financial condition, business, operations or prospects, or that of any guarantor, from the condition that you disclosed to us in your application for credit.

13. REMEDIES, DEFAULT INTEREST, LATE FEES

If you are in default we may exercise one or more of our "remedies." Each of our remedies is independent. We may exercise any of our remedies, all of our remedies or none of our remedies. We may exercise them in any order we choose. Our exercise of any remedy will not prevent us from exercising any other remedy or be an "election of remedies." If we do not exercise a remedy, or if we delay in exercising a remedy, this does not mean that we are forgiving your default or that we are giving up our right to exercise the remedy. Our remedies allow us to do one or more of the following:

o Require you to immediately pay us all unpaid rent for the entire Term for any or all Schedules discounted to present value using a rate of 5% per year.

o Require you to immediately pay us all unpaid amounts that you are required to pay us for the entire Term of any other leases, loans or other financial arrangements that you have with us discounted to present value using a rate of 5% per year.

o Sue you for all rent and other amounts you owe us plus the greater of (1) the actual residual value of the Equipment or (2) the residual value we assumed when we leased it to you. Future rent and residual value will be discounted to present value using a discount rate of five (5%) percent per year.

o Require you at your expense to assemble the Equipment at a location we request in the United States of America.

o Remove and repossess the Equipment from where it is located, without demand or notice, or make the Equipment inoperable all to the extent allowed by law and to the extent such action does not breach Lessee's standard security policies and procedures. We have your permission to remove any physical obstructions to removal of the Equipment and we may also disconnect and separate all Equipment from other property provided such action does not unreasonably disrupt Lessee's activities or damage or disrupt the operation of facilities or equipment not subject to the Lease. No court order, court hearing or "legal process" will be required for us to repossess the Equipment. You will not be entitled to any damages resulting from removal or repossession of the Equipment.




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         We may use, ship, store, repair or lease any Equipment that we repossess. We may sell any repossessed Equipment at private or public sale. You give us permission to show the Equipment to buyers at your location free of charge during normal business hours upon five business days advance notice. If we do this, we do not have to remove the Equipment from your location. If we repossess the Equipment and sell it, we will give you credit for the net sale price, after subtracting our costs of repossessing and selling the Equipment. If we rent the Equipment to somebody else, we will give you credit for the net rent received, after subtracting our costs of repossessing and renting the Equipment, but the credit will be discounted to present value using the discount rate that we used in calculating your rental payment under the Schedule for the Equipment. The credit will be applied against what you owe us under this Lease, the Schedules and any other leases, loans or other financial arrangements that you have with us. If the credit exceeds the amount you owe under this Lease, the Schedules and any other leases, loans or other financial arrangements that you have with us, we will refund the amount of the excess to you.

o        You will also pay us the following:

o All our expenses of enforcing our remedies. This includes all our expenses to repossess, store, ship, repair and sell the Equipment.

o        Our reasonable attorney's fees and expenses.

o Default interest on everything you owe us from the date of your default to the date on which we are paid in full. The "default interest rate" will be one and one-half (1.5%) percent per month. If this interest rate exceeds the highest legal interest rate, you will only be required to pay us default interest at the highest legal interest rate.

You realize that the damages we could suffer as a result of your default are very uncertain. You also realize that the value of an unexpired lease Term is difficult or impossible to calculate. This is why we have agreed with you in advance on the discount rates and default interest rate to be used in calculating the payments you will owe us if you default. You agree that, for these reasons, the payments you will owe us if you default are "agreed" or "liquidated" damages. You understand that these payments are not "penalties" or "forfeitures."

You will pay us a late fee whenever you pay any amount that you owe us more than ten (10) days after it is due. You will pay the late fee within one month after the late payment was originally due. The late fee will be ten (10%) percent of the late payment. If this exceeds the highest legal amount we can charge you; you will only be required to pay the highest legal amount. The late fee is intended to reimburse us for our collection costs that are caused by late payment. It is charged in addition to all other amounts you are required to pay us, including default interest.

14. PERFORMING YOUR OBLIGATIONS IF YOU DO NOT

If you do not perform one or more of your obligations under this Lease or a Schedule, we may perform it for you. We will notify you in writing at least ten
(10) days before we do this. We do not have to perform any of your obligations for you. If we do choose to perform them, you will pay us all of our expenses to perform the obligations. You will also reimburse us for any money that we advance to perform your obligations, together with interest at the default interest rate on that amount. This will be additional "rent" that you will owe us and you will pay it at the same time your next rent payment is due.

15. ASSIGNMENT

WE MAY ASSIGN THIS LEASE OR ANY SCHEDULE OR ANY RENT PAYMENTS WITHOUT YOUR PERMISSION.

WE MAY GRANT A SECURITY INTEREST IN THE EQUIPMENT WITHOUT YOUR PERMISSION.

THE PERSON TO WHOM WE ASSIGN IS CALLED THE "ASSIGNEE". THE ASSIGNEE WILL NOT HAVE ANY OF OUR OBLIGATIONS UNDER THIS LEASE. YOU WILL NOT BE ABLE TO RAISE ANY DEFENSE, COUNTERCLAIM OR OFFSET AGAINST THE ASSIGNEE.

AFTER ASSIGNMENT YOU MAY "QUIETLY ENJOY" THE USE OF THE EQUIPMENT SO LONG AS YOU ARE NOT IN DEFAULT.



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UNLESS YOU RECEIVE OUR WRITTEN PERMISSION, YOU MAY NOT ASSIGN OR TRANSFER YOUR
RIGHTS UNDER THIS LEASE OR ANY SCHEDULE. YOU ALSO ARE NOT ALLOWED TO SUBLET THE EQUIPMENT OR LET ANYBODY ELSE USE IT UNLESS WE GIVE YOU OUR WRITTEN PERMISSION.

16. UNIFORM COMMERCIAL CODE DISCLAIMERS OF WARRANTIES AND WAIVERS

WE DID NOT MANUFACTURE OR SUPPLY THE EQUIPMENT. WE ARE NOT A DEALER IN THE EQUIPMENT. INSTEAD, YOU CHOSE THE EQUIPMENT.

WE DO NOT MAKE ANY WARRANTY AS TO THE EQUIPMENT. WE DO NOT MAKE ANY WARRANTY AS TO "MERCHANTABILITY" OR "SUITABILITY" OR "FITNESS FOR A PARTICULAR PURPOSE" OR "NONINFRINGEMENT" OF ANY PATENT, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHT.

WE WILL NOT BE RESPONSIBLE FOR ANY LOSS, DAMAGE, OR INJURY TO YOU OR ANYBODY ELSE AS A RESULT OF ANY DEFECTS, HIDDEN OR OTHERWISE, IN THE EQUIPMENT UNDER "STRICT LIABILITY" LAWS OR ANY OTHER LAWS.

WE WILL NOT BE RESPONSIBLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR GOODWILL.

WE MAKE NO WARRANTY AS TO THE TREATMENT OF THIS LEASE FOR TAX OR ACCOUNTING PURPOSES.

If the Equipment is unsatisfactory, you will continue to pay us all rent and other amounts you are required to pay us. You must seek repair or replacement of the Equipment solely from the Manufacturer or Supplier and not from us. You may use our rights under any Manufacturer or Supplier warranties on the Equipment to get it repaired or replaced. Neither the Manufacturer nor the Supplier is our "agent," so they cannot speak for us and they are not allowed to make any changes in this Lease or any Schedule, or give up any of our rights.

17. UNIFORM COMMERCIAL CODE ARTICLE 2A PROVISIONS

This Lease is a "Finance Lease" under Article 2A of the Uniform Commercial Code. You agree that (a) we have advised you of the identity of the Supplier,
(b) you may have rights under the "supply contract" under which we are purchasing the Equipment from the Supplier and (c) you may contact the Supplier for a description of these rights.

YOU WAIVE ANY AND ALL OF YOUR RIGHTS AND REMEDIES UNDER ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE, INCLUDING SECTION 2A-508 THROUGH 2A-522 OF THE UNIFORM COMMERCIAL CODE.

18. ACCEPTANCE BY FINOVA, GOVERNING LAW, JURISDICTION, VENUE, SERVICE OF PROCESS, WAIVER OF JURY TRIAL.

THIS LEASE WILL ONLY BE BINDING WHEN WE HAVE ACCEPTED IT IN WRITING.

THIS LEASE IS GOVERNED BY THE LAWS OF THE STATE OF ARIZONA, THE STATE IN WHICH OUR OFFICE IS LOCATED IN WHICH FINAL APPROVAL OF THE TERMS AND CONDITIONS OF THIS LEASE OCCURRED AND FROM WHICH PAYMENT FOR THE EQUIPMENT WILL BE ORDERED HOWEVER, IF THIS LEASE IS UNENFORCEABLE UNDER ARIZONA LAW, IT WILL INSTEAD BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE EQUIPMENT IS LOCATED.

YOU MAY ONLY SUE US IN A FEDERAL OR STATE COURT THAT IS LOCATED IN MARICOPA COUNTY, ARIZONA. THIS APPLIES TO ALL LAWSUITS UNDER ALL LEGAL THEORIES, INCLUDING CONTRACT, TORT AND STRICT LIABILITY. YOU CONSENT TO THE PERSONAL JURISDICTION OF THESE ARIZONA COURTS. YOU WILL NOT CLAIM THAT MARICOPA COUNTY, ARIZONA, IS AN "INCONVENIENT FORUM" OR THAT IT IS NOT A PROPER "VENUE."


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WE MAY SUE YOU IN ANY COURT THAT HAS JURISDICTION. WE MAY SERVE YOU WITH PROCESS
IN A LAWSUIT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO YOUR ADDRESS INDICATED AFTER YOUR SIGNATURE BELOW.

YOU AND WE EACH WAIVE ANY RIGHT YOU OR WE MAY HAVE TO A JURY TRIAL IN ANY LAWSUIT BETWEEN YOU AND US.

19. INFORMATION SUPPLIED BY YOU AND ANY GUARANTOR

o All financial information and other information that you or any guarantor have given us is true and complete in all material respects. You or any guarantor have not failed to tell us anything that would make the financial information materially misleading. There has been no material adverse change in you financial condition, business, operations or prospects, or the financial condition of any guarantor, from the financial condition that you disclosed to us in your application for credit.

o You have supplied us with information about the Equipment. You promise to us that the amount we are paying for the Equipment is no more than the fair and usual price for this kind of Equipment, taking into account any discounts, rebates and allowances that you or any affiliate of yours may have been given for the Equipment.

o During the Term you will promptly give copies of any filings you make with the Securities and Exchange Commission (SEC). You and any guarantor will also provide us with the following financial statements:

o Quarterly balance sheet and statements of earnings and cash flow - within 45 days after the end of your first three fiscal quarters in each fiscal year. These will be certified by your chief financial officer and accompanied by a certificate of your chief financial officer stating that no default exists, or, if he or she cannot certify this because a default does exist, he or she must specify in reasonable detail the nature of the default.

o Annual balance sheet and statements of earnings and cash flow - within 90 days after the end of each fiscal year. These will be audited by independent auditors acceptable to us (with any of the auditors commonly referred to as the Big Five deemed to be acceptable in advance) and will be accompanied by a certificate executed by your chief financial officer stating that you have complied with all covenants contained in the Lease and that there are no events of default thereunder ("the Compliance Certificate"). Their audit report must be unqualified.

These financial statements will be prepared according to generally accepted accounting principles, consistently applied.

All financial statements and SEC filings that you or any guarantor provide us will be true and complete in all material respects. They will not fail to tell us anything that would make them materially misleading.

20. NOTICES

We may give you written notice in person, by mail, by overnight delivery service, or by fax. Notice will be sent to your address below your signature. Mail notice will be effective three (3) days after we mail it with prepaid postage to the right address. Overnight delivery notice requires a receipt and tracking number. Fax notice requires a receipt from the sending machine showing that it has been sent to your fax number and received.

You may give us notice the same way that we may give you notice.

21. GENERAL

This Lease benefits our successors and assigns. This Lease benefits only those successors and assigns of yours that we have approved in writing.

This Lease binds your successors and assigns. This Lease binds only those successors and assigns of ours that clearly assume our obligations in writing.

TIME IS OF THE ESSENCE OF THIS LEASE.

This Lease and all of the Schedules is the entire agreement between you and us concerning the Equipment.



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Only an employee of FINOVA who is authorized by corporate resolution or policy may modify or amend this Lease or any Schedule on our behalf, and this must be in writing. Only he or she may give up any of our rights, and this must be in writing. If more than one person is the Lessee under this Lease, then each of you is jointly and severally liable for your obligations under this Lease.

This Lease is only for your benefit and for our benefit, as well as our successors and assigns. It is not intended to benefit any other person.

If any provision in this Lease is unenforceable, then that provision must be deleted. Only unenforceable provisions are to be deleted. The rest of the lease will remain as written.

22. YEAR 2000

You represent, warrant and agree to take all action necessary including but not limited to due inquiry and due diligence to assure that there will be no material adverse change to your business by reason of the advent of the year 2000, including without limitation that all computer based systems, embedded microchips and other processing capabilities effectively recognize and process all dates before and after December 31, 1999 ("Y2K Compliant"). At our request, you will provide to us assurance reasonably acceptable to us that your computer-based systems, embedded microchips and other processing capabilities are Y2K Compliant.

23. REPRESENTATIONS AND WARRANTIES

You represent and warrant to us as follows:

o You have complied with "environmental laws" and will continue to comply with all "environmental laws." No "hazardous substances" are used, generated, treated, stored of disposed of by you or at your properties except in compliance with all environmental laws. "Environmental laws" mean all federal, state or local environmental laws and regulations, including the following laws: CERCLA, RCRA, Hazardous Materials Transport Act and The Federal Water Pollution Control Act. "Hazardous substances" means all hazardous or toxic wastes, materials or substances, as defined in the environmental laws, as well as oil, flammable substances, asbestos that is or could become friable, urea formaldehyde insulation, polychlorinated biphenyls and radon gas.

25. PUBLICITY

We make press releases and publish a tombstone announcing this transaction and its total amount. You may not publicize this transaction in any way without our prior written consent.


LESSOR:                                LESSEE:
FINOVA CAPITAL CORPORATION             INTROGEN THERAPEUTICS, INC.
10 Waterside Drive                     301 CONGRESS AVENUE
Farmington, Connecticut 06032-3065     AUSTIN, TX 78701

BY: /s/ LINDA A. MOSCHITTO             BY: /s/ JAMES W. ALBRECHT, JR.
   -------------------------------        ---------------------------------

PRINTED NAME: Linda A. Moschitto       PRINTED NAME: James W. Albrecht, Jr.
             ---------------------                  -----------------------

TITLE: Director-Contract               TITLE: Chief Financial Officer
       Administration                         ------------------------------
      ----------------------------

FAX NUMBER: (860)676-1814              Taxpayer ID# 74-2704230
           -----------------------                 ------------------------

DATE ACCEPTED: October 15, 1999        FAX NUMBER: 512-708-9311
              --------------------                -------------------------

                                       DATED: 8-31-99
                                             ------------------------------

STATE OF TEXAS
         ----------
COUNTY OF TRAVIS
          ---------

         I acknowledge that James W. Albrecht, Jr., who stated that he is Chief Financial Officer of the Lessee named above, signed this Master Lease Agreement in my presence today: September 3, 1999. He acknowledged to me that his signature on this Master Lease Agreement was authorized by a valid resolution or other valid authorization from Lessee's board of directors or other governing body.

                                       /s/ JANIE W. PEPPARD
                                       --------------------
                                       Notary Public

[SEAL]

                               LANDLORD'S WAIVER

This Landlord's waiver is made by the person identified below ("you" or "Landlord") for FINOVA Capital Corporation ("we," "us" or "FINOVA").

You are the owner of real property located at 2250 and 2252 Holcombe Blvd., Houston, Texas 77030. You have entered into a lease for all or part of this property (the "Premises") with Introgen Therapeutics, Inc. (the "Tenant").

We will be leasing to Tenant personal property, which may be machinery, equipment, furniture or fixtures. This personal property may be leased now or in the future. We may be filing Uniform Commercial Code financing statements to protect our interest in this personal property, as well as in any proceeds from the property. This personal property and its proceeds are referred to as the "Equipment." The Equipment will be located at the Premises.

We would not lease the Equipment to Tenant without this Landlord's Waiver.
You are benefiting from our leasing the Equipment to Tenant because the Equipment will be used in Tenant's business. Revenues from Tenant's business can be used by Tenant to pay you rent for the Premises. You intend to be legally bound by this Landlord's Waiver.

1. WAIVER.

You acknowledge that you do not own the Equipment. You have no right or interest in the Equipment. You waive any right under law to any lien on the Equipment. You waive any right you may have under law or under your lease with Tenant to levy on the Equipment or distrain the Equipment. You waive any right to make any claim with respect to the Equipment.

2. PERSONAL PROPERTY.

The Equipment will remain personal property, even if it is attached to your real estate.

3. REMOVAL OR SALE BY FINOVA

We may remove the Equipment from the Premises. You will not prevent or hinder us from doing this. We will have no liability to you for this except for the cost to repair damage actually caused by us to the Premises by removal. If you have not re-let the Premises to somebody other than Tenant, we may sell the Equipment from the Premises without having to pay rent.

4. SUCCESSORS AND ASSIGNS.

This Landlord's Waiver is binding upon and benefits your successors and assigns (including any of your heirs or personal representatives) and our successors and assigns.

Landlord:  TMX REALTY, INC.              ACCEPTED AND AGREED TO:
          ----------------------         FINOVA CAPITAL CORPORATION

                                         By:    /s/ LINDA A. MOSCHITTO
By:    /s/ DAVID ENLOE                          --------------------------------
    -----------------------------        Name:  Linda A. Moschitto
Name:  DAVID ENLOE                              --------------------------------
      ---------------------------        Title: Director-Contract Administration
Title: PRESIDENT, TMX REALTY, INC.              --------------------------------
      ---------------------------        Date:  October 15, 1999
Date:  9/22/99                                 --------------------------------
      ---------------------------

                               LANDLORD'S WAIVER

This Landlord's waiver is made by the person identified below ("you" or "Landlord") for FINOVA Capital Corporation ("we","us" or "FINOVA").

You are the owner of real property located at 8014 El Rio, Houston, Texas 77054. You have entered into a lease for all or part of this property (the "Premises") with Introgen Therapeutics, Inc. (the "Tenant").

We will be leasing to Tenant personal property, which may be machinery, equipment, furniture, or fixtures. This personal property may be leased now or in the future. We may be filing Uniform Commercial Code financing statements to protect our interest in this personal property, as well as in any proceeds from the property. This personal property and its proceeds are referred to as the "Equipment." The Equipment will be located at the Premises.

We would not lease the Equipment to Tenant without this Landlord's Waiver.
You are benefiting from our leasing the Equipment to the Tenant because the Equipment will be used in Tenant's business. Revenues from the Tenant's business can be used by Tenant to pay you rent for the Premises. You intend to be legally bound by this Landlord's Waiver.

1. WAIVER.

You acknowledge that you do not own the Equipment. You have no right or interest in the Equipment. You waive any right under law to any lien on the Equipment. You waive any right you may have under law or under you lease with Tenant to levy on the Equipment or distrain the Equipment. You waive any right to make any claim with respect to the Equipment.

2. PERSONAL PROPERTY.

The Equipment will remain personal property, even if it is attached to your real estate.

3. REMOVAL OR SALE BY FINOVA.

We may remove the Equipment from the Premises. You will not prevent or hinder us from doing this. We will have no liability to you for this except for the cost to repair damage actually caused by us to the Premises by removal. If you have not re-let the Premises to somebody other than Tenant, we may sell the Equipment from the Premises without having to pay rent.

4. SUCCESSORS AND ASSIGNS.

This Landlord's Waiver is binding upon and benefits your successors and assigns (including any of your heirs or personal representatives) and our successors and assigns.

Landlord: /s/ SAM H. HAWKINS             ACCEPTED AND AGREED TO:
          ----------------------         FINOVA CAPITAL CORPORATION
   Plaza Del Oro Business Center
                                         By:    /s/ LINDA A. MOSCHITTO
By:                                             --------------------------------
    -----------------------------        Name:  Linda A. Moschitto
Name:     SAM H. HAWKINS                        --------------------------------
      ---------------------------        Title: Director-Contract Administration
Title: Owner                                    --------------------------------
      ---------------------------        Date:  October 15, 1999
Date:  08/26/99                                 --------------------------------
      ---------------------------

                               LANDLORD'S WAIVER

This Landlord's waiver is made by the person identified below ("you" or "Landlord") for FINOVA Capital Corporation ("we","us" or "FINOVA").

You are the owner of real property located at 8014 El Rio, Houston, Texas 77054. You have entered into a lease for all or part of this property (the "Premises") with Introgen Therapeutics, Inc. (the "Tenant").

We will be leasing to Tenant personal property, which may be machinery, equipment, furniture, or fixtures. This personal property may be leased now or in the future. We may be filing Uniform Commercial Code financing statements to protect our interest in this personal property, as well as in any proceeds from the property. This personal property and its proceeds are referred to as the "Equipment." The Equipment will be located at the Premises.

We would not lease the Equipment to Tenant without this Landlord's Waiver. You are benefiting from our leasing the Equipment to Tenant because the Equipment will be used in Tenant's business. Revenues from Tenant's business can be used by Tenant to pay you rent for the Premises. You intend to be legally bound by this Landlord's Waiver.

1. WAIVER.

You acknowledge that you do not own the Equipment. You have no right or interest in the Equipment. You waive any right under law to any lien on the Equipment. You waive any right you may have under law or under your lease with Tenant to levy on the Equipment or distrain the Equipment. You waive any right to make any claim with respect to the Equipment.

2. PERSONAL PROPERTY.

The Equipment will remain personal property, even if it is attached to your real estate.

3. REMOVAL OR SALE BY FINOVA

We may remove the Equipment from the Premises. You will not prevent or hinder us from doing this. We will have no liability to you for this except for the cost to repair damage actually caused by us to the Premises by removal. If you have not re-let the Premises to somebody other than Tenant, we may sell the Equipment from the Premises without having to pay rent.

4. SUCCESSORS AND ASSIGNS.

This Landlord's Waiver is binding upon and benefits your successors and assigns (including any of your heirs or personal representatives) and our successors and assigns.

LANDLORD:  TMX REALTY                    ACCEPTED AND AGREED TO:
          ----------------------         FINOVA CAPITAL CORPORATION

                                         By:    /s/ LINDA A. MOSCHITTO
By:  /s/ DAVID ENLOE                            --------------------------------
    -----------------------------        Name:  Linda A. Moschitto
Name:  David Enloe                              --------------------------------
      ---------------------------        Title: Director-Contract Administration
Title: President                                --------------------------------
      ---------------------------        Date:  October 15, 1999
Date:  08/27/99                                 --------------------------------
      ---------------------------

                            SECRETARY'S CERTIFICATE


     I am the properly elected Secretary of Introgen Therapeutics, Inc., which is a Delaware corporation (the "Corporation"). I certify to FINOVA CAPITAL CORPORATION that:

          1. A true and correct copy of the Certificate of Incorporation of the Corporation, as amended, is attached as Exhibit A to this certificate. The amended Certificate of Incorporation attached hereto is still in effect as written.

          2. A true and correct copy of the By-laws of the Corporation is attached as Exhibit B to this Certificate. The By-laws have not been amended, modified or supplemented. These are still in effect as written.

          3. The following officers of the Corporation have been properly elected. They are still officers. Their true signatures appear below.

          OFFICE                   NAME                      SIGNATURE
          ------                   ----                      ---------
President                     David G. Nance
                                                      --------------------------
Vice President and Chief
  Financial Officer           James W. Albrecht, Jr.  /s/ JAMES W. ALBRECHT, JR.
                                                      --------------------------

Secretary                     Rodney Varner           /s/ RODNEY VARNER
                                                      --------------------------

          4. The Corporation is qualified to do business everywhere this is required. It is in good standing in each of these jurisdictions.

          5. Resolutions properly adopted by the Board of Directors of the Corporation appear below. These resolutions have not been revoked, amended, modified or supplemented. They are still in effect as written.

          "WHEREAS, the Board of Directors of the Corporation believes that it is in the best interests of the Corporation to enter into a Master Lease Agreement with FINOVA Capital Corporation ("FINOVA");

          NOW, THEREFORE, be it:

          RESOLVED, that the Corporation is authorized to lease Equipment from FINOVA, pursuant to the terms of a Master Lease Agreement and all of its Exhibits, a copy of which has been delivered to each of the directors (the "Lease") to be signed and delivered by the Corporation, and be it further

          RESOLVED, that the form of the Lease and all of its Exhibits are approved; and be it further

          RESOLVED, that the President or the Vice President and Chief Financial Officer of the Corporation, acting alone or together with a Secretary or any Assistant Secretary of the Corporation, are authorized and directed to sign and deliver and perform the Lease in the name and on behalf of the Corporation. Either of these officers are also authorized to sign and deliver the Exhibits and all other documents required by FINOVA. Either of these officer's are also authorized to make any changes or add additional terms as may appear in the final Lease and Exhibits signed by either of these officers; and be it further

          RESOLVED, that each said officer of the Corporation is authorized and directed to sign and deliver all other documents and to take all further lawful actions to implement the previous resolutions".


                                           /s/ RODNEY VARNER
                                           ---------------------------
                                                             Secretary

                                           Name:      RODNEY VARNER
                                                ----------------------
                                           Date: 8/20/99
                                                ----------------------

                                                                         [STAMP]


                                   EXHIBIT A

                     RESTATED CERTIFICATE OF INCORPORATION
                         OF INTROGEN THERAPEUTICS, INC.


     Introgen Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     A. The name of the corporation is Introgen Therapeutics, Inc. The original Certificate of Incorporation of the corporation was filed with the Delaware Secretary of State on June 17, 1993, under the name of Intron Therapeutics, Inc.

     B. Pursuant to Sections 242 and 245 of the Delaware General Corporation Law, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

     C. The text of the Certificate of Incorporation, as amended, is hereby amended and restated in its entirety to read as follows.

     ONE. The name of this corporation is Introgen Therapeutics, Inc.

     TWO. The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such office is The Corporation Trust Company.

     THREE. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOUR. This corporation is authorized to issue two classes of stock to be designated Common Stock and Preferred Stock. The total number of shares of Common Stock $0.001 par value, which this corporation has authority to issue is 20,000,000. The total number of shares of Preferred Stock, $0.001 par value, which this corporation has authority to issue is 6,308,523. 3,011,423 shares of Preferred Stock are designated Series A Preferred Stock ("Series A Preferred"), 2,114,100 shares of Preferred Stock are designated Series B Preferred Stock ("Series B Preferred") and 1,183,000 shares of Preferred Stock are designated Series C Preferred Stock ("Series C Preferred").

         The relative powers, preferences, special rights, qualifications, limitations and restrictions granted to or imposed on the respective classes of the shares of capital stock or the holders thereof are as follows:

         1. Dividends. The holders of the Series A Preferred, the Series B Preferred and Series C Preferred shall be entitled, when and if declared by the Board of Directors of the corporation, to dividends out of the corporation's assets legally available therefor at the rate of $0.10, $0.575 and $.865 per share per annum, respectively. Such dividends on the Series A Preferred shall be paid in preference and prior to any payment of any dividend on the Series B Preferred, Series C Preferred and Common Stock. Such dividends on the Series B Preferred shall be paid in preference and prior to any payment of any dividend on the Series C Preferred and Common Stock. Such dividends on the Series C Preferred shall be paid in preference and prior to any payment of any dividend on the Common Stock. Thereafter, the holders of Common Stock shall be entitled, when and if declared by the Board of Directors, to dividends out of the corporation's assets legally available therefor. The right to such dividends on shares of the Common Stock or Preferred Stock shall not be cumulative, and no right shall accrue to holders of Common Stock or Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior period.

         2. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the corporation, either voluntarily or involuntarily, distributions to the stockholders of the corporation shall be made in the following manner:

                  (a) Series A Preference. The holders of the Series A Preferred shall be entitled to receive, in preference and prior to any distribution of any of the assets or surplus funds of the corporation to the holders of Series B Preferred, Series C Preferred, and Common Stock, an amount equal to $1.00 per share, plus a further amount equal to any dividends declared but unpaid on such shares (the "Series A Preference"). If, upon such liquidation, dissolution or winding up of the corporation, the assets of the corporation are insufficient to provide for the cash payment of the full Series A Preference, such assets as are available shall be distributed ratably among the holders of the Series A Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive.

                  (b) Series B Preference. After payment of the Series A Preference, the holders of the Series B Preferred shall be entitled to receive, in preference and prior to any distribution of any of the assets or surplus funds of the corporation to the holders of Series C Preferred and Common Stock, an amount equal to $5.75 per share, plus a further amount equal to any dividends declared but unpaid on such shares (the "Series B Preference"). If, upon such liquidation, dissolution or winding up of the corporation, the assets of the corporation are insufficient to provide for the cash payment of the full Series B Preference, such assets as are available shall be distributed ratably among the holders of the Series B Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive.

                  (c) Series C Preference. After payment of the Series A Preference and the Series B Preference, the holders of the Series C Preferred shall be entitled to receive, in preference and prior to any distribution of any of the assets or surplus funds of the corporation to the holders of Common Stock, an amount equal to $8.65 per share, plus a further amount equal to any dividends declared but unpaid on such shares (the "Series C Preference"). If, upon such liquidation, dissolution or winding up of the corporation, the assets of the corporation are insufficient to provide for the cash payment of the full Series C Preference, such assets as are available shall be distributed ratably among the holders of the Series C Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive.

          (d) After the payment of the setting apart of payment of the Series A Preference, the Series B Preference and the Series C Preference, the holders of Preferred Stock and Common Stock shall be entitled to receive all remaining assets of this corporation pro rata based upon the number of shares of Common Stock and Common Stock into which such shares of Preferred Stock could be converted at the time of distribution.

          (e) Consolidation or Merger. A merger, consolidation or sale of all or substantially all of the assets of the corporation, or a series of related transactions in which more than 50% of the voting power of the corporation is disposed of, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2.

          (f) Noncash Distributions. If any of the assets of the corporation are to be distributed to the holders of Preferred Stock or Common Stock other than in cash under this Section 2 (or for any purpose), then the Board of Directors of the corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed. The corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock or Common Stock of the appraiser's valuation.

     3.   Voting Rights.

          (a) Preferred Stock. Except as otherwise provided herein or required by law, the holder of each share of Preferred Stock shall have voting rights and powers equal to the voting rights and powers of the Common Stock. Each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each share of Preferred Stock could be converted pursuant to Section 4 hereof at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula shall be rounded to the nearest whole number (with one-half rounded upward to one).

          (b) Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

          (c) Board of Directors. Notwithstanding the foregoing, (i) the holders of the Series B Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the corporation; (ii) the holders of Series A Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the corporation; and (iii) the holders of Common Stock, voting as a separate class, shall be entitled to elect one (1) director of the corporation. All remaining directors of the corporation will be elected by the holders of Common Stock and Preferred Stock voting together. Notwithstanding any Bylaw provision to the contrary, the stockholders entitled to elect a particular director shall be entitled to remove such director or to fill a vacancy in the seat formerly held by such director, all in accordance with the applicable provisions of the General Corporation Law of Delaware.

                  (d) Election by Ballot. The election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

         4. Conversion. The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the corporation or any transfer agent for such Preferred Stock. Each share of Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the "Conversion Price" per share in effect for such series of Preferred Stock at the time of conversion into the "Conversion Value" per share of such series of Preferred Stock. The number of shares of Common Stock into which each series of Preferred Stock is convertible is hereinafter collectively referred to as the "Conversion Rate" for such series. The Conversion Price per share of (i) Series A Preferred shall be $1.00, (ii) Series B Preferred shall be $5.75 and (iii) Series C Preferred shall be $8.65. The Conversion Value per share of (i) Series A Preferred shall be $1.00, (ii) Series B Preferred shall be $5.75 and (iii) Series C Preferred shall be $8.65. The Conversion Price of each series of Preferred Stock shall be subject to adjustment as hereinafter provided.

                  (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Rate immediately upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, the aggregate gross proceeds of which equal or exceed $10,000,000 (before expenses including underwriter discounts and commissions).

                  (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for such Preferred Stock and shall give written notice to the corporation at such office that he elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (d) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the applicable Conversion Price.

                  (e) Adjustment of Conversion Price. The Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time as follows:

                           (i) If the number of shares of Common Stock
outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price for the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of the Preferred Stock shall be increased in proportion to such increase of outstanding shares.

                           (ii) If the number of shares of Common Stock
outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price for such series shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of shares of the Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                           (iii) In case the corporation shall declare a cash
dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the corporation convertible into or exchangeable for Common Stock), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Conversion Price for the Preferred Stock in effect thereafter shall be determined by multiplying the Conversion Price for the Preferred Stock in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the remainder of ( ) the Current Market Price, of one share of Common Stock less (y) the amount of such dividend in respect of one share of Common Stock or the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the stock, securities, evidences or indebtedness, assets, options or rights so distributed in respect of one share of Common Stock, as the case may be, and of which the denominator shall be the Current Market Price of one share of Common Stock. Such adjustment shall be made on the date such dividend or distribution is made, and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such dividend or distribution.

                           (iv) In case, at any time after the date hereof, of
any capital reorganization (other than a reorganization covered by Section 2(c) above), or any reclassification of the stock of the corporation (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), the shares of Preferred Stock shall, after such capital reorganization or reclassification, be convertible into the kind and number of shares of stock or other securities or property of the corporation to which such holder would have been entitled if immediately prior to such capital reorganization or reclassification he had converted his shares of Preferred Stock into Common Stock. The provisions of this Section 4(e)(iv) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                  (v) All calculations under this Section 4 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

                  (vi) For the purpose of any computation pursuant to this
Section 4(e), the "Current Market Price" at any date of one share of Common Stock, shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau, Incorporated (or equivalent recognized source of quotations); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this Section 4(e) are available for the period required hereunder, Current Market Price shall be determined in good faith by the Board of Directors of the corporation, but if challenged by the holders of more than 50% of the outstanding Preferred Stock, then as determined by an independent appraiser selected by the Board of Directors of the corporation, the cost of such appraisal to be borne by the challenging parties.

         (f) Minimal Adjustments. No adjustment in a Conversion Price need be made if such adjustment would result in a change in a Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in a Conversion Price.

         (g) No Impairment. The corporation will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment. This provision shall not restrict the corporation from amending its Certificate of Incorporation in accordance with the General Corporation Law of the State of Delaware.

         (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 4, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Conversion Rate at the time in effect, and (iii) the number of shares of

Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock held by such holder.

                  (i) Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                  (j) Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (k) Notices. Any notice required by the provisions of this
Section 4 to be given to the holder of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the corporation.

         5. Protective Provisions. So long as any shares of Preferred Stock shall be outstanding, the corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of more than 50% of the outstanding shares of Preferred Stock:

                  (a) alter or change the powers, preferences or special rights of the Preferred Stock materially and adversely; or

                  (b) create any new class or series of shares having any powers, preferences, or special rights superior to or on a parity with the Preferred Stock; or

                  (c) effect a merger, consolidation or sale of substantially all assets where the stockholders of the corporation before the transaction hold less than 50% of the voting power of the surviving entity after the transaction.

         FIVE. The corporation is to have perpetual existence.

     SIX. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.

     SEVEN. The number of directors which constitute the whole Board of Directors of the corporation shall be as specified in the Bylaws of the corporation.

     EIGHT. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

     NINE. To the fullest extent permitted by the Delaware General Corporation Law, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article NINE, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article NINE, shall eliminate or reduce the effect of this Article NINE in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINE, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     TEN. Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the corporation.

     ELEVEN. The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by James W. Albrecht, Jr., its Vice President, and attested by Rodney Varner, its Secretary, this 31st day of December, 1995.

                                         INTROGEN THERAPEUTICS, INC.


                                         By:  /s/ JAMES W. ALBRECHT, JR.
                                                  ---------------------------
                                                  James W. Albrecht, Jr., CFO
                                                  and Vice President


ATTEST:


/s/ J. RODNEY VARNER
---------------------------
J. RODNEY VARNER, Secretary

                      [WILSON & VARNER, L.L.P. LETTERHEAD]




                                 August 4, 1999



FINOVA Capital Corporation
10 Waterside Drive
Farmington, Connecticut 06032-3065

Gentlemen:

     We are counsel for Introgen Therapeutics, Inc. ("Lessee") and have advised it in connection with the authorization, execution and delivery of the Master Equipment Lease Agreement No. S7430 dated August 4, 1999, (the "Lease") and Master Lease Schedule No. 1 thereto between FINOVA Capital Corporation ("Lessor") and Lessee, pursuant to which Lessee is leasing certain personal property (the "Equipment").

     In connection with this opinion, we have examined, or caused to be examined, the Lease, Master Schedule No. 1 thereto, and the other instruments and documents executed by Lessee in connection therewith (all hereinafter sometimes referred to collectively as the "Transactional Documents"), and have also examined or caused to be examined the Certificate of Incorporation, the By-Laws, records of the corporate proceedings of Lessee and such other records and documents, and have made such investigations of law, as we have deemed necessary. We understand that the Equipment to be leased will be located at 2250 and 2252 Holcombe Boulevard, Houston, Texas 77030.

     Upon the basis of the foregoing, it is our opinion that:

     1. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified and in good standing to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or will be installed.

     2. Lessee has the corporate power to engage in the transactions contemplated by the Transactional Documents.

     3. The Transactional Documents have been duly authorized, executed and delivered by Lessee, and constitute the valid, legal and binding obligations of Lessee enforceable in accordance with their terms.

FINOVA
August 4, 1999
Page 2


     4. No vote or consent of, or notice to, the holders of any class of stock of Lessee is required, or if required, such vote, consent or notice has been obtained or given, to authorize the execution, delivery and performance of the Transactional Documents by Lessee and the consummation by Lessee of the transactions contemplated by the Transaction Documents.

     5. Neither the execution and delivery by Lessee of the Transactional Documents, nor the consummation by Lessee of the transactions contemplated thereby, nor compliance by Lessee with the provisions thereof, (a) violate any of the provisions of the Certificate of Incorporation or the By-Laws of Lessee,
(b) result in the creation (other than in favor of Lessor) of any lien, charge, security interest or other encumbrance upon any of the Equipment or conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under any indenture, mortgage, deed of trust, agreement, judgment, order, writ, injunction, decree, award or other instrument of any other nature of which I have knowledge (after reasonable investigation) to which Lessee is a party or by which it or its property is bound or affected, (c) adversely affect in any manner Lessor's right, title and interest in any of the Equipment or (d) to my knowledge, violate any statute, rule or regulation applicable to Lessee.

     6. No consent, approval, withholding of objection or other authorization of or by any court, administrative agency, other governmental authority or any other person is required, except such consents, approvals or other authorizations which have been duly obtained and are in full force and effect, in connection with the execution, delivery or performance by Lessee of, or the consummation by Lessee of the transactions contemplated by, the Transactional Documents.

     7. After reasonable investigation, we know of no actions, suits or proceedings pending or threatened in any court or before any administrative agency or other governmental authority against or affecting Lessee, which, if adversely decided will or could, individually or in the aggregate, materially and adversely affect the business, operations, property or financial condition of Lessee, or the ability of Lessee to perform any of its obligations under the Transactional Documents.

     8. After reasonable investigation, we know of no Event of Default under the Lease or event or condition which upon the passage of time, the giving of notice, or both; would constitute such Event of Default, that exists or is continuing.

     9. The title of Lessor to the Equipment is free and clear of any security interest, lien or encumbrance granted by Lessee to any third party or any lien arising by law for unpaid taxes of Lessee, other than any such taxes collected by Lessor from Lessee.

FINOVA
August 4, 1999
Page 3



     This opinion assumes that the Lease will be governed by the contractual and general statutory and common law of Texas, and the general corporation law of Delaware.

     No opinion is given with respect to the laws of Arizona or any other state. No opinion is given as to the enforceability of the choice of law provisions of the Lease, or whether or not the Lease is usurious or will be usurious as administered.

     Lessor's rights may be modified or impacted by the generally applicable rules of equity and/or the laws of bankruptcy, insolvency, and receivership.

     This opinion may be relied upon only by Lessor and its lenders and assigns.


                                                     Yours very truly,

                                                     WILSON & VARNER, L.L.P.

                                                     By: /s/ RODNEY VARNER
                                                        ------------------
                                                        Rodney Varner

               ENVIRONMENTAL CERTIFICATE AND INDEMNITY AGREEMENT

                  THIS ENVIRONMENTAL CERTIFICATE AND INDEMNITY AGREEMENT (this "AGREEMENT") is made as of August 20, 1999, by the undersigned, Introgen Therapeutics, Inc., a Delaware corporation ("CUSTOMER"), in favor of FINOVA CAPITAL CORPORATION, a Delaware corporation ("INDEMNITEE") and other Indemnified Parties (defined below).

                                   RECITALS:

                  A. Indemnitee is entering into a lease transaction (the "TRANSACTION") with Customer. The documents covering, evidencing, governing or securing the Transaction are sometimes referred to herein collectively as the "TRANSACTION DOCUMENTS". Pursuant to the Transaction and the Transaction Documents executed in connection therewith, Indemnitee will lease to Customer certain research and development, laboratory, manufacturing and computer equipment and other personal property described in the Transaction Documents (the "EQUIPMENT").

                  B. Indemnitee is unwilling to close the Transaction unless Customer agrees to provide the indemnifications, certifications, representations, warranties, and covenants and other matters described in this Agreement for the benefit of Indemnified Parties.

                                   AGREEMENT

                  NOW THEREFORE, in order to induce the Indemnitee to close the Transaction, and in consideration of the substantial benefit Customer will derive from the Transaction, Customer agrees as follows:

                            ARTICLE 1 - DEFINITIONS

                  Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Transaction Documents. As used in this Agreement, the following terms shall have the following meanings:

                  The term "Disclosure Statement" means that certain Environmental Disclosure Statement attached hereto.

                  The term "EHS Permits" means all environmental, health and safety permits, licenses, consents and authorizations required under any Environmental Law.

                  The term "Environmental Conditions" means the presence or release of any Hazardous Material on, in, about, under or from the Equipment, as applicable.

                  The term "Environmental Law" means any present or future federal, state or local laws, statutes, codes, ordinances, rules, regulations, standards, policies, court orders, decrees, administrative orders, guidelines or other governmental directives, as well as common law, relating to protection of human health or the environment, relating to Hazardous Materials that apply to Customer or the Equipment and relate to Hazardous Materials.

                  The term "Environmental Lien" means a lien in favor of any Governmental Authority for any: (a) liability under any Environmental Requirement; or (b) damages arising from, or costs incurred by such Governmental Authority in response to a Release.

                  The term "Environmental Report" means the environmental site assessment reports for the Equipment obtained by Indemnitee from its environmental consultant or an environmental consultant approved by Indemnitee, in connection with the Transaction.

         The term "Environmental Requirement" means all Environmental Laws or EHS Permits.

         The term "Governmental Authority" means any federal, state or local agency, department, court or other administrative, legislative or regulatory federal, state or local governmental body, or any private individual or entity in place of such entities.

         The term "Hazardous Materials" shall mean (a) petroleum and petroleum derived substances, products, compounds and wastes, including gasoline, diesel fuel and oil; (b) explosive or flammable materials; (c) radioactive materials;
(d) polychlorinated biphenyls ("PCBs") and compounds containing them; (e) lead and lead-based paint; (f) asbestos or asbestos-containing materials; (g) medical wastes; (h) any substance the presence of which is prohibited by any Environmental Requirement; (i) any substance that, pursuant to any Environmental Requirement, requires special handling; (j) any other material or substance now or in the future defined as or regulated under any Environmental Requirement as a "hazardous substance," "hazardous material," "hazardous waste", "toxic substance", "toxic pollutant", "contaminant", or "pollutant".

         The term "Indemnified Parties" means indemnitee, any person or entity who is or will have been involved in the origination of the Transaction, any person or entity who is or will have been involved in the servicing of the Transaction, any person or entity in whose name any obligation or any encumbrance created by the other Transaction Documents is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Transaction (including, but not limited to, investors in securities backed by the Transaction, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Transaction for the benefit of third parties) as well as the respective directors, officers, shareholders, employees, agents, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Transaction or the Equipment, whether during the term of the Transaction or as a part of or following a foreclosure of the Transaction or exercise of any remedies under the other Transaction Documents, and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee's assets and business).

         The term "Legal Action" means any claim, suit or proceeding, whether administrative or judicial in nature.

         The term "Losses" shall mean any and all claims, demands, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to attorneys', accountants', engineers' and contractors' fees and other costs) arising out of any Environmental Condition. "Losses" shall include, without limitation, all past, current and future expenses, arising out of: (i) any pending, threatened or completed action by a Governmental Authority or any person or entity for Equipment damage, bodily injury or personal injury (including any appeals whether instituted by Customer, any Governmental Authority or any other person or entity); (ii) any injury, investigation, audit, study, assessment, notice of violation, administrative complaint, summons, citation, directive or judicial complaint; (iii) any development of remedial or response plans; and (iv) any conduct or activity in any way associated therewith.

         The term "Release" with respect to any Hazardous Material means actual or threatened release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials in, under, on, above or from the Equipment, as applicable.

         The term "Remedial Action" means actions required to: (a) clean up, remove, treat or otherwise address any Release of Hazardous Materials; (b) prevent or minimize the Release of Hazardous Materials; or (c) determine if a remedial response or corrective action is needed, design an appropriate response, compile necessary data and reports, conduct pre- and post-remedial investigation, monitoring, operation, maintenance and care.

                          ARTICLE 2 - INDEMNIFICATION

         2.1 INDEMNIFICATION. Customer covenants and agrees at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Materials in, on, above, under or from the Equipment, as applicable; (b) any past, present or threatened Release of Hazardous Materials in, on, above, under or from the Equipment, as applicable; (c) any activity by Customer, any person or entity affiliated with Customer or other user of the Equipment in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Equipment of any Hazardous Materials at any time located in, under, on or above the Equipment or any actual or proposed remediation of any Hazardous Materials at any time located in, under, on or above the Equipment, whether or not such remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (d) any past, present or threatened non-compliance or violations of any Environmental Requirements in connection with the Equipment, including but not limited to any failure by Customer, any person or entity affiliated with Customer, and any tenant or other user of the Equipment to comply with any order of any Governmental Authority in connection with any Environmental Requirements; (e) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Equipment; (f) any acts of Customer, any person or entity affiliated with Customer, and any tenant or other user of the Equipment relating to environmental matters in (i) arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials at any facility or incineration vessel containing such or similar Hazardous Materials or (ii) accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Materials which causes the incurrence of costs for remediation; and (g) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement or the other Transaction Documents relating to environmental matters; provided, however, that Customer shall have no obligation to Indemnitee or any other Indemnified Party under this Section 2.1 which results from the gross negligence or willful misconduct of Indemnitee or such other Indemnified Party.

         2.2 DUTY TO DEFEND AND ATTORNEYS AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Customer shall defend the indemnified claims (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties and Customer shall bear the cost thereof.

         2.3 NOTICE OF LEGAL ACTIONS. Customer shall, within five (5) business days of receipt thereof, give written notice to Indemnitee of (i) any notice, advice or other communication from any Governmental Authority with respect to Hazardous Materials on, from or affecting the Equipment, (ii) any matter which would constitute a breach of or deviation from any representation, warranty, covenant or agreement contained herein; and (iii) any Legal Action brought against such party or related to the Equipment, with respect to which Customer may have liability under this Agreement. Upon request, Customer shall provide to Indemnitee copies of any documents pertaining to any of the above-described matters in this Section.

            ARTICLE 3 - REPRESENTATIONS AND WARRANTIES AND COVENANTS

                  3.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Except as described in the Disclosure Statement, Customer, to the best of its knowledge, hereby represents, covenants and warrants to Indemnitee as follows:

                           (a) The Equipment is not listed on any federal,
state, or local list identifying properties with a known or suspected Release. Customer is unaware of any condition that, if known to a Governmental Authority, would require (1) the Equipment be listed or (2) Remedial Action.

                           (b) The operation of or on the Equipment has never
been, and is not anticipated to be, for the purpose of the manufacture, generation, Release, or refining of any Hazardous Material, except in compliance with all applicable Environmental Laws.

                           (c) Customer obtained, and is and will continue to be
in material compliance with, all EHS Permits necessary for the ownership, use and operation of the Equipment.

                           (d) No Environmental Lien has, is, or is anticipated
to be attached to the Equipment or any portion thereof.

                           (e) Customer is not, has not, and does not anticipate
being, subject to any action by a Governmental Authority regarding: (i) the violation of any Environmental Requirement; (ii) any Remedial Action; (iii) any liability arising out of or related to the presence or Release of any Hazardous Material resulting from or pertaining to the operation, use or ownership of the Equipment.

                  3.2 CONFLICTS. In the case of any conflict between the provisions of this Agreement and the provisions of any other Transaction Documents pertaining to environmental matters, the provisions of this Agreement shall control.

                  3.3 REMEDIAL ACTION. Customer, at its own cost, shall perform all Remedial Action to result in the preservation of the current economic use of the Equipment, and shall be conducted: (a) in accordance with all Environmental Requirements; and (b) in accordance with any Governmental Authority orders, directives, and/or terms, whether negotiated or imposed.

                  3.4 SITE ASSESSMENTS. At any time during the continuance of a default (a "Default") described in the Transaction Documents, if Indemnitee reasonably believes that Hazardous Materials (other than those described in the Disclosure Statement) affect the Equipment, Indemnitee may contract for the services of any environmental engineering company ("Environmental Consultant") to perform an environmental site assessment ("Site Assessment") to determine whether any Environmental Condition exists that could result in the diminution of the value of the Equipment, and/or any liability, cost, or expense to the owner, occupier, or operator of the Equipment. Site Assessments may be performed at any time during the continuance of a Default, upon reasonable notice and with minimal interference with Customer's affairs to the extent practicable, as reasonably determined by Indemnitee. Once a Site Assessment is contracted for, the Site Assessment may be performed notwithstanding that such a Default was cured. Customer will not impede or interfere with any such Site Assessment, and will cooperate fully with the Environmental Consultant including providing all historical and operating information for the Equipment. The Environmental Consultant, and its employees, agents, subcontractors, and assigns, are hereby authorized to examine or enter upon the Equipment, as applicable, for such purposes and are further authorized to perform tests on the Equipment necessary to conduct the Site Assessment. On request, Indemnitee shall make the results of such Site Assessments available to Customer. The cost of performing the Site Assessments, including, without limitation, sampling and monitoring, the preparation of any reports or studies, and the cost of laboratory analysis, shall be paid by Customer upon demand.

                              ARTICLE 4 - GENERAL

               4.1 ENFORCEMENT. Indemnified Parties may enforce the obligations of Customer under this Agreement without first resorting to or exhausting any security or collateral or without first having recourse to the other Transaction Documents or any of the Equipment, through foreclosure proceedings, exercise of remedies under the other Transaction Documents or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the other Transaction Documents or from foreclosing or exercising any other rights and remedies under the other Transaction Documents.

               4.2 WAIVERS. COMPANY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE TRANSACTION, THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.

               4.4 SURVIVAL. The indemnification obligations of Customer contained in this Agreement shall survive payment and satisfaction in full of all obligations of Customer to Indemnitee.

                           ARTICLE 5 - MISCELLANEOUS

               5.1 NOTICES. All notices or other written communications hereunder shall be given in accordance with the requirements of the other Transaction Documents.

               5.2 NO THIRD-PARTY BENEFICIARY. The terms of this Agreement are for the sole and exclusive protection and use of Indemnified Parties. No party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party. It is agreed that those persons and entities included in the definition of Indemnified Parties are not such excluded third party beneficiaries.

               5.3 DUPLICATE ORIGINALS; COUNTERPARTS. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

               5.4 NO ORAL CHANGE. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Customer or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

               5.5 HEADINGS, ETC. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

               5.6 RIGHTS CUMULATIVE. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the other Transaction Documents or would otherwise have at law or in equity.

               5.7 GOVERNING LAW. This Agreement shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Equipment is located.

               IN WITNESS WHEREOF, this Agreement has been executed by Customer and is effective as of the day and year first above written.

                                             CUSTOMER:

                                             INTROGEN THERAPEUTICS, INC.
                                             a Delaware corporation


                                             By: /s/ JAMES W. ALBRECHT, JR.
                                                 --------------------------
                                             Name: JAMES W. ALBRECHT, JR.
                                                   ------------------------
                                             Title: Chief Financial Officer
                                                    -----------------------

                              DISCLOSURE SCHEDULE
                                       TO
               ENVIRONMENTAL CERTIFICATE AND INDEMNITY AGREEMENT

                           PROGRESS PAYMENT AGREEMENT

         Agreement made this 30 day of September, 1999 between FINOVA Capital Corporation ("we", "us" or "FINOVA") and Introgen Therapeutics, Inc. ("you" or "Lessee")

                                   BACKGROUND

         1. You and we have entered into a certain Master Lease Schedule No. 01 to Equipment Lease No. S7430, dated August 4, 1999 (both, the "Lease").

         2. FINOVA has agreed, under certain circumstances, to purchase certain equipment (the "Equipment") from certain suppliers (the "Suppliers") or reimburse Lessee for deposits already paid to vendors designated by you having a cost not to exceed $1,555,000 (the "Total Cost") and to lease the Equipment to you under the terms and conditions of the Lease.

         3. The agreement between you and Suppliers with respect to the Equipment (the "Agreement") provides for payment of the Total Cost to the Suppliers prior to the date that all of the Equipment has been delivered, installed and accepted in writing by You.

         4. You have requested that we advance a part of the Total Cost to the Suppliers or reimburse Lessee for deposits already paid to vendors (each, an "Advance") prior to the delivery and acceptance of the Equipment by you.

         5. Prior to any Advance, you will provide to us the name of the Suppliers, a detailed description of the Equipment for which the Advance relates, the amount of the Advance, and such other information requested by us.

         6. Subject to the term of this Agreement, we are will to make such Advances.

            You and we agree as follows:

         1. The Equipment described in each request for Advance must be acceptable to us, as determined solely by us.

         2. We shall, upon receipt of your written request, make Advances to such Suppliers or we will reimburse you for deposits already paid to vendors, provided the aggregate Advances for all of the Equipment is not more than the Total Cost. Each written request from you shall be on the form attached as
Exhibit I. You will also provide us with a copy of the original invoice indicating the work completed to date as well as the amount FINOVA is to issue to Supplier or reimburse to you. As the earlier of (i) the date that we have advanced the Total Cost or (ii) December 30, 1999 (the "Outside Date"), you agree to execute a Delivery and Acceptance Receipt setting forth, in detail, each item of Equipment. If on, the second business day preceding the Closing Date for each Schedule, the highest yield for four year U.S. Treasury Notes published in The Wall Street Journal on such date is greater or less than the yield as published on May 28, 1999, the Monthly Rent Payments shall be increased or decreased (point for point) to reflect such change in the yield. The yield as of May 28, 1999 was 5.73%. As of the Closing Date, the Monthly Rent Payments shall be fixed for the entire Term of such Schedule based on an interest rate equal to the then current Index Rate plus 6.91%. We will have no obligation to make any Advances (or any portion of an Advance) after the Outside Date.

         3. On and after the first Advance, you agree to pay us interest computed at the rate of one (1%) percent per month on a daily basis on all Advances from the date of each Advance until the date the first rent payment us due under the Lease (the "Rent Commencement Date"). All accrued interest shall be payable by you to us upon the Rent Commencement Date.

         4. In the event that you fail to accept all of the Equipment and to sign and deliver to us the Delivery and Acceptance Receipt on or before the Outside Date, you must upon our demand (a) pay to us all Advances made by us for the purchase of the Equipment, plus all accrued interest as set forth in Paragraph 3 above and (b) pay to us a cancellation fee equal to 5% of the total cost to purchase the Equipment. In the event you fail to pay such amounts when due, interest shall accrue at a default rate of five (5%) percent in addition to the accrued interest set forth in Paragraph 3 (but in no more than the maximum rate permitted by law.)

         5. You shall sign UCC Financing Statements for the Equipment and provide all appropriate titling requirements, as we deem necessary. You will also obtain satisfactory evidence of insurance as required by the terms and condition of the lease.

         6. You acknowledge that any Equipment delivered to you shall be owned by us free and clear of all liens, claims and interests of any other party and subject to all of the terms and conditions of the Lease, unless otherwise specifically provided in this Agreement. Failure by you to pay any sums when due under this Agreement shall be an Event of Default under the Lease.

FINOVA CAPITAL CORPORATION


By  /s/ LINDA A. MOSCHITTO
    ----------------------
    Linda A. Moschitto

Title  Director - Contract Administration
       ----------------------------------


INTROGEN THERAPEUTICS, INC.

By /s/ JAMES W. ALBRECHT, JR.
   --------------------------
       James W. Albrecht, Jr.

Title Chief Financial Officer
     ------------------------

                              [FINOVA LETTERHEAD]

                                REVISED 4/25/00


April 25, 2000



Mr. Jim Albrecht
Introgen Therapeutics, Inc.
301 Congress Avenue Suite 1850
Austin, TX 78701


Dear Jim:

This letter serves as notification that the Acquisition Cost and Monthly Rent Payments for Master Lease Schedule No. 1 to Master Lease Agreement No. S7430 dated August 4, 1999 ("Master Lease") has been set in accordance with Section Five of the Master Lease Schedule:

o    Acquisition Cost set at $1,475,758.16; and

o Monthly Rent Payments set at $39,339.88 for 48 consecutive months; and

o $26.6574 as the Lease Rate Factor adjusted for an increase in the four-year U.S. Treasury Note Yield from the Index Rate of 5.73% for May 28, 1999 to 6.34% for April 25, 2000; and

o    The Lease Term commencement date is April 30, 2000.


Sincerely,

FINOVA CAPITAL CORPORATION

                          MASTER LEASE SCHEDULE NO. 1
                   TO MASTER LEASE NO. S7430001 (THE "LEASE")

SUPPLIER: As described in Schedule A.

LOCATION OF EQUIPMENT: As described in Schedule A.

ACQUISITION COST OF THE EQUIPMENT: $1,475,758.16

TERM OF SCHEDULE
RENTAL PAYMENTS: (48) Forty-eight successive Monthly Rental Payments each in the amount of $38,915.74 per month, subject to adjustment as stated in Section 5, plus any applicable sales/use tax. Your first payment is due on April 30, 2000.

LEASE RATE FACTOR: The Lease Rate Factor is $26.37 per $1,000 of Acquisition Cost, subject to adjustment as stated in Section 5.

ADVANCE RENTALS: $38,915.74 Payable at the time of signing of this Schedule. To be applied to the first Monthly Rental Payment.

ADDITIONAL TERMS:

1. LEASE OF EQUIPMENT. FINOVA Capital Corporation ("we" or "Lessor") agrees to lease to the Lessee named below ("you" or "Lessee") the Equipment listed on Schedule "A" attached to this Master Lease Schedule (the "Equipment"). You agree to lease the Equipment from us. The lease of the Equipment is under the terms of the Master Lease Agreement (the "Lease") named above.

2. EQUIPMENT ACCEPTANCE DATE. The Equipment shall be delivered, installed and accepted no later than June 30, 2000.

3. OPTION TO PURCHASE. At the end of the Term of this Schedule, you have an option to purchase all of the Equipment. However, you may not exercise this option if you are in default under this Schedule or under any other lease or agreement that you have with us. you will give us no less than 120 days written notice if you exercise this option. You may not purchase less than all of the Equipment. If you purchase the Equipment, you will purchase it "AS IS" and "WHERE IS." The purchase price will be $1.00, plus any applicable sales or other taxes.

4. RESALE. If you do not purchase the Equipment, you give us your permission to try to resell the Equipment from your Location. We may start doing this 120 days before the end of the Term of this Schedule. You must keep the Equipment working while we try to sell it. You will also make sure we have all electrical power, lighting, heat and water that we need to comfortably demonstrate the Equipment to buyers. We also have your permission to auction the Equipment at your Location.

5. INDEX. Two business days prior to the beginning of the Term of this Schedule, we will read The Wall Street Journal to determine the published highest yield on four (4) year U.S. Treasury Notes. This yield is called the "Index". If the Index is not published in The Wall Street Journal, we will determine it from another reliable source. If the Index is higher or lower than 5.73% as published on May 28, 1999, we will increase or decrease the rent payments (point for point) under this Schedule to reflect this increase or decrease. As of the Closing Date, the Monthly Rent Payments shall be fixed for the entire term of the Schedule based on an interest rate equal to the then current Index Rate plus 6.91%. We will give you notice of any increase or decrease as soon as we can. You will pay the increased or decreased rent payments unless we have made an obvious mistake in our calculations.

LESSOR:                                    LESSEE:
FINOVA CAPITAL CORPORATION                 INTROGEN THERAPEUTICS, INC.
10 WATERSIDE DRIVE                         301 CONGRESS AVENUE
FARMINGTON, CONNECTICUT 06032              AUSTIN, TX 78701

BY: /s/ LINDA A. MOSCHITTO                 BY: /s/ JAMES W. ALBRECHT, JR.
   --------------------------------------     ---------------------------------

PRINTED NAME:  Linda A. Moschitto          PRINTED NAME: James W. Albrecht, Jr.
             ----------------------------               -----------------------

TITLE: Director - Contract Administration  TITLE: CFO
      -----------------------------------        ------------------------------

DATE ACCEPTED: April 11, 2000              DATE ACCEPTED: April 4, 2000
              ---------------------------                ----------------------

                                   SCHEDULE A

                                       TO

                          MASTER LEASE SCHEDULE NO. 1

                      INTROGEN THERAPEUTICS, INC. (LESSEE)
                      FINOVA CAPITAL CORPORATION (LESSOR)


The equipment consists of the following:

                                                                                 INVOICE                    EQUIPMENT
QUANTITY          DESCRIPTION                CHECK NO.                           NUMBER                     COST
--------          -----------                ---------                           ------                     ----
1                 Modular Clean Room         19122, 15017, 17780, 17781          Project # 5891-TX          $1,475,758.16
                                             17782, 17783, 18127, 18592
                                             18593, 20606


Subcontractor -- MSS Clean Technology, Inc.


LOCATION OF EQUIPMENT:
----------------------
2250 and 2252 Holcombe Boulevard Houston, Texas 77030

                      DELIVERY AND ACCEPTANCE CERTIFICATE
                                       TO
                          MASTER LEASE SCHEDULE NO. 1



Introgen Therapeutics, Inc. ("you" or "Lessee") certifies that:

o You have received the Equipment described on Schedule "A" to the Master Lease Schedule.

o  This is the Equipment that you selected and that you wanted.

o Unless we agreed otherwise, you did not receive any of the Equipment before you and we each signed the Lease.

o  The Equipment has been installed.

o  You have inspected the Equipment.

o  The Equipment works to your complete satisfaction.

o  You accept the Equipment.

You understand that FINOVA Capital Corporation ("we" or "Lessor") are relying on this Certificate, since we will not pay for the Equipment unless you sign this Certificate and give it to us.

You also certify that:

WE DID NOT MANUFACTURE OR SUPPLY THE EQUIPMENT. WE ARE NOT A DEALER IN THE EQUIPMENT. INSTEAD, YOU CHOSE THE EQUIPMENT. WE DO NOT MAKE ANY WARRANTY AS TO THE EQUIPMENT. WE DO NOT MAKE ANY WARRANTY AS TO "MERCHANTABILITY" OR "SUITABILITY" OR "FITNESS FOR A PARTICULAR PURPOSE" OR "NONINFRINGEMENT" OF ANY PATENT, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHT. WE WILL NOT BE RESPONSIBLE FOR ANY LOSS, DAMAGE OR INJURY TO YOU OR ANYBODY ELSE AS A RESULT OF ANY DEFECTS, HIDDEN OR OTHERWISE, IN THE EQUIPMENT UNDER "STRICT LIABILITY" LAWS OR ANY OTHER LAWS. WE WILL NOT BE RESPONSIBLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR GOODWILL. WE MAY ASSIGN THIS LEASE. YOU MAY NOT RAISE ANY DEFENSE, COUNTERCLAIM OR OFFSET AGAINST THE ASSIGNEE.

Introgen Therapeutics, Inc.
(Lessee)



By /s/ JAMES W. ALBRECHT, JR.
   --------------------------
Title  CFO
     ------------------------


Date Equipment Accepted:  4/6/00
                        ---------------------------------
Date Equipment Delivered, if different
                                      -------------------

                          INTROGEN THERAPEUTICS, INC.



                            CONTACT INFORMATION FORM


         Please provide us with the names and telephone numbers of the individuals that we should contact when inquiring about the following:

                  1. DOCUMENTATION QUESTIONS

                  2. ACCOUNTS PAYABLE

                  3. EQUIPMENT QUESTIONS

                  4. INSURANCE QUESTIONS


1. NAME: JANIE W. PEPPARD                    PHONE: 512-708-9310 ext. 324
        -----------------------------              --------------------------
2. NAME: JANIE W. PEPPARD                    PHONE: 512-708-9310 ext. 324
        -----------------------------              --------------------------
                                             FAX:   512-708-9311
                                                   --------------------------
3. NAME: SONYA DON                           PHONE: 713-610-4011
        -----------------------------              --------------------------
4. NAME: JANIE W. PEPPARD                    PHONE:  512-708-9310 ext. 324
        -----------------------------              --------------------------

                           INVOICING INFORMATION FORM

BILLING ADDRESS: INTROGEN THERAPEUTICS, INC.
                 ---------------------------
                 301 CONGRESS AVENUE
                 ---------------------------
                 SUITE 1850
                 ---------------------------
                 AUSTIN, TX 78701
                 ---------------------------

CONTACT NAME:    JANIE W. PEPPARD
                 ---------------------------
CONTACT PHONE:   512.708.9310 ext 324
                 ---------------------------
CONTACT FAX:     512.708.9311
                 ---------------------------

                             YEAR 2000 QUESTIONNAIRE

The issue of chip-driven equipment shutting down or mis-identifying information is a critical one facing many of us as the year 2000 approaches. As a source of capital for you business, we need to be aware of how you expect this issue to impact your operations. Please have this questionnaire completed by an appropriate officer of your company - whoever is in the best position to be aware of the technical condition of your electronic equipment. While these are yes-no questions, we encourage you to include comments you believe would help us to understand any issues you may have.

Company Name:      INTROGEN THERAPEUTICS, INC.
                   ----------------------------------
Respondent's Name: JAMES W. ALBRECHT, JR.
                   ----------------------------------
Phone Number:      (512) 708-9310 X 323
                   ----------------------------------
Date Completed:    9-4-99
                   ----------------------------------

                                                                      Yes       No        N/A
                                                                      ---       --        ---
1. Has the company completely inventoried its software, hardware,
   and telecommunications?                                             X

2. Has the company identified all equipment with date-sensitive operating controls such as phones, elevators, HVAC, security
   systems, manufacturing equipment, etc.?                             X

3. Do you know what is not Year 2000 compliant?                        X

4. Has the company verified that vendor-supplied systems will be
   Year 2000 compliant?                                                X

5. Has the company verified Year 2000 compliance of outside data-
   processing companies and established a testing time frame?          X

6. Does the company have any ongoing or long-term contracts that could subject it to liability if it failed to perform as a
   result of Year 2000 compliance failure?                                      X

7. Does the company already have in place contingency plans for
   mission critical systems?                                           X

8. Has your company developed a comprehensive plan for making it
   protected from Year 2000 compliance problems?                       X

What would be the major impact on your business if your non-compliant situations weren't fixed?

 LIMITED IMPACT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Other Comments:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[SIGN HERE]

The above information is true and correct:


By  /s/ JAMES W. ALBRECHT, JR.
   ---------------------------
    CHIEF FINANCIAL OFFICER

                              [FINOVA LETTERHEAD]


August 4, 1999


Mr. James Albrecht Jr.
Introgen Therapeutics, Inc.
301 Congress Avenue
Austin, TX  78701

RE: Insurance Requirements

Dear Mr. Albrecht:

The Lease Documents of FINOVA Capital Corporation ("Lessor") require Introgen Therapeutics, Inc. ("Lessee") to obtain before funding and maintain throughout the term of the Lease, insurance coverage insuring the Collateral as required by, written by insurers, and in amounts and forms satisfactory to Lessor. Our current requirements are outlined below. These requirements may be amended by Lessor to reflect changes in the insurance industry or your business. You will receive advance written notice of any amendments to the requirements.

(a) "ISO Special Causes of Loss Form", or equivalent thereof, property and/or builder's risk insurance, including, but not limited to, boiler and machinery, wind and hail, earthquake and flood insurance, insuring the Collateral and all replacements and additions thereto in an amount not less than the full insurable value on a replacement cost basis of the insured Collateral.

(b) Comprehensive third party bodily injury and property damage liability insurance on an occurrence basis, including coverage for "premises/operations", "products and completed operations", "professional", and "blanket contractual" liabilities.

(c) Business Interruption insurance in a limit sufficient to insure not less than a six month loss of income and/or Extra Expense Insurance.

(d) Such other insurance with respect to the Collateral as may be required by Lessor.

Insurance as outlined in (a) and (d) above shall (i) include a clause naming Lessor as Mortgagee and/or Lessors Loss Payable, (ii) identify the Collateral insured, (iii) state the applicable amount of insurance and (iv) provide the Lessor may file proofs of loss and agree to the adjustment of any claims on behalf of the Lessee should the Lessee fail to promptly do so. Insurance as outlined in (b) and (c) above shall include clauses which (i) name Lessor as an Additional Insured and (ii) provide that all insurance, except the limits of liability, operate as if there were a separate policy covering each insured.

All insurance shall (i) be provided at Lessee's expense with insurers rated "A VIII" by A.M. Best Company, Inc. (or the future equivalent thereof) or as otherwise approved by Lessor, (ii) provide Lessor with thirty (30) days advance written notice of cancellation and/or material change in coverage directly from insurers, (iii) be primary and without the right of contribution from any other insurance not specifically purchased by the Lessee to be excess of, or in contribution with, the insurance required herein, (iv) include a waiver of any subrogation rights Lessee's insurers may have against Lessor, (v) provide that all insurance shall insure the interest of Lessor regardless of any breach or violation by Lessee or any other party or entity of any warranties, declarations, or conditions contained in such policies and (vi) be satisfactory in form, substance, limits, deductibles and retention to Lessor.

Mr. James Albrecht
August 4, 1999
Page 2



Certificates of Insurance verifying each type of coverage, signed by authorized insurer representatives, shall be delivered to Lessor prior to closing and prior to the expiration date of each insurance policy as evidence of the renewal of such policies. Complete certified copies of each policy shall be delivered to Lessor within sixty (60) days after closing and after the renewal of each such policy.

Inasmuch as the above insurance requirements are an obligation of Lessee throughout the Lease term, an authorized representative of Lessee must sign below indicating agreement to provide same on behalf of Lessee.

Disbursements under the Lease will not be made until such time as Lessor has received evidence of insurance in accordance with the above requirements as well as the enclosed copy of this letter signed by an authorized representative of Lessee. A copy should be retained for your reference.

Should you have any questions, I can be reached at 1-800-7-FINOVA or at my direct number, 602-262-1536. I can also be reached by fax at 602-262-1533.

Sincerely,

FINOVA CAPITAL CORPORATION

/s/ MARY SLATTERY

Mary Slattery
Insurance Analyst


------------------------------------------------------------------------------

AGREED AND ACCEPTED THIS 3RD DAY OF SEPTEMBER, 1999

INTROGEN THERAPEUTICS, INC. ("Lessee")

BY: /s/ JAMES ALBRECHT, JR.
    -----------------------

TITLE: CHIEF FINANCIAL OFFICER
       -----------------------

cc:  Barbara Sullivan ~ FINOVA ~ CT

------------------------------------------------------------------------------